Exhibit 99.1

Contact:
Peter Kuipers	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664	Mountain View, CA 94043
Peter.Kuipers@Omnicell.com

Omnicell Achieves Record Revenue in the Third Quarter 2019

Record GAAP and non-GAAP revenues of $228.8 million, up 12.0% year-over-year
GAAP net income per diluted share of $0.46, up 39.4% year-over-year
Record non-GAAP net income per diluted share of $0.76, up 20.6% year-over-year

MOUNTAIN VIEW, Calif. -- October 24, 2019 -- Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication management solutions and adherence tools for healthcare systems and pharmacies, today announced results for its third quarter ended September 30, 2019.
GAAP Results
GAAP revenues for the third quarter of 2019 were $228.8 million, up $24.5 million, or 12.0% from the third quarter of 2018. GAAP revenues for the nine months ended September 30, 2019 were $648.7 million, up $73.2 million, or 12.7%, from the nine months ended September 30, 2018.
Third quarter 2019 GAAP net income was $20.0 million, or $0.46 per diluted share. This compares to GAAP net income of $13.6 million, or $0.33 per diluted share, for the third quarter of 2018.
GAAP net income for the nine months ended September 30, 2019 was $39.2 million, or $0.92 per diluted share. This compares to GAAP net income of $22.9 million, or $0.57 per diluted share, for the nine months ended September 30, 2018.
Non-GAAP Results
Non-GAAP revenues for the third quarter of 2019 were $228.8 million, up $24.5 million, or 12.0%, from the third quarter of 2018. Non-GAAP revenues for the nine months ended September 30, 2019 were $648.7 million, up $73.2 million, or 12.7%, from the nine months ended September 30, 2018.
Non-GAAP net income for the third quarter of 2019 was $32.7 million, or $0.76 per diluted share. This compares to non-GAAP net income of $25.7 million, or $0.63 per diluted share, for the third quarter of 2018.
Non-GAAP net income for the nine months ended September 30, 2019 was $87.2 million, or $2.04 per diluted share. This compares to non-GAAP net income of $55.5 million, or $1.38 per diluted share, for the nine months ended September 30, 2018.
Non-GAAP net income for each period excludes, when applicable, the effect of share-based compensation expense, amortization expense of acquired intangible assets, acquisition-related expenses, fair value adjustments related to business acquisitions, restructuring and severance-related expenses, tax reform and restructuring income tax benefits and expenses, contingent gains, and amortization of debt issuance cost.
“We believe the value we are creating through our Autonomous Pharmacy vision is being realized every day, as more and more customers join us on our journey to help revolutionize the pharmacy care delivery model,” said Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell. “We are making significant strides to advance this vision and the way medications can be managed by driving toward a zero-error, fully automated and digitized infrastructure across the continuum of care.”

2019 Guidance
For the fourth quarter of 2019, the Company expects non-GAAP total revenues to be between $240 million and $246 million. The Company expects non-GAAP product revenues to be between $181 million and $186 million, and non-GAAP service revenues to be between $59 million and $60 million. The Company expects fourth quarter 2019 non-GAAP earnings to be between $0.75 and $0.80 per share.
For the full year 2019, the Company expects product bookings to be between $765 million and $790 million. The Company expects non-GAAP total revenues to be between $889 million and $895 million. The Company expects non-GAAP product revenues to be between $653 million and $658 million, and non-GAAP service revenues to be between $236 million and $237 million. The Company expects 2019 non-GAAP earnings to be between $2.79 and $2.84 per share.
The table below summarizes the 2019 guidance outlined above.

	Q4'19	2019
Product Bookings	Not provided	$765 million - $790 million
Non-GAAP Total Revenues	$240 million - $246 million	$889 million - $895 million
Non-GAAP Product Revenues	$181 million - $186 million	$653 million - $658 million
Non-GAAP Service Revenues	$59 million - $60 million	$236 million - $237 million
Non-GAAP EPS	$0.75 - $0.80	$2.79 - $2.84
Omnicell Conference Call Information
Omnicell will hold a conference call today, Thursday, October 24, 2019 at 1:30 p.m. PT to discuss third quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 6695921. Internet users can access the conference call at http://ir.omnicell.com/communications/events-presentations. A replay of the call will be available today at approximately 4:30 p.m. PT and will be available until 11:59 p.m. PT on November 22, 2019. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 6695921.

About Omnicell
Since 1992, Omnicell has been inspired to create safer and more efficient ways to manage medications across all care settings. Through its industry-leading medication management platform that spans the continuum of care, Omnicell is developing a vision for a fully automated infrastructure, powered by a cloud data platform that supports improved patient care, fewer errors, enhanced safety, and new opportunities for growth.
Omnicell's vision for the Autonomous Pharmacy integrates a comprehensive set of solutions across three key areas: Automation solutions designed to digitize and streamline workflows; Intelligence that provides actionable insights to better understand medication usage and improve pharmacy supply chain management; and Work - expert services that serve as an extension of pharmacy operations to support improved efficiency, regulatory compliance, and patient outcomes.
Over 5,500 facilities worldwide use Omnicell automation and analytics solutions to help increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. More than 40,000 institutional and retail pharmacies across North America and the United Kingdom leverage Omnicell's innovative medication adherence solutions designed to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions.
To learn more about Omnicell and its Autonomous Pharmacy vision, please visit www.omnicell.com.
Omnicell and the Omnicell logo are registered trademarks of Omnicell, Inc. in the United States and other countries.
Forward-Looking Statements
To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to, Omnicell’s projected bookings, revenues and earnings per share; pipeline; planned new products and services; new sales opportunities, and statements about Omnicell’s strategy, objectives, and vision. Risks that contribute to the uncertain nature of the forward-looking statements include (i) Omnicell's ability to take advantage of the growth opportunities in medication management across all care settings, (ii) Omnicell's ability to develop and commercialize new products, including the XR2

Automated Central Pharmacy System and the IVX Workflow semi-automated workflow solution, and enhance existing products, (iii) Omnicell's ability to deliver on our vision of the Autonomous Pharmacy and the impact that advanced automation, data intelligence, and expert services will have on patient care, (iv) unfavorable general economic and market conditions, (v) risks to growth and acceptance of Omnicell's products and services, including competitive conversions, and growth of the clinical automation and workflow automation market generally, (vi) risks presented by the transition to selling more products on a subscription basis, (vii) potential of increasing competition, (viii) potential regulatory changes, (ix) Omnicell's ability to improve sales productivity to grow product bookings, and (x) Omnicell's ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission (“SEC”). Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with GAAP. Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP net income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.
Our non-GAAP revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:
a)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from Omnicell.
b)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
c)Amortization of debt issuance cost. Debt issuance cost represents costs associated with the issuance of Term Loan and Revolving Line of Credit facilities. The cost includes underwriting fees, original issue discount, ticking fee, and legal fees. This non-cash expense is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.
d)Severance and other related expenses. We excluded from our non-GAAP results the expenses which are related to restructuring events. These expenses are unrelated to our ongoing operations, and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.
e)Tax impact from restructuring activity. We excluded from our non-GAAP results the tax impacts related to restructuring activity. These impacts are unrelated to our ongoing operations, and we do not expect them to occur in the ordinary course of business. We believe that excluding these impacts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.
f)Tax impact from intellectual property (“IP”) restructuring. We excluded from our non-GAAP results the tax impacts related to IP restructuring. These impacts are unrelated to our ongoing operations, and we do not expect them to occur in the ordinary course of business. We believe that excluding these impacts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.

g)Tax restructuring costs. We excluded from our non-GAAP results the expenses which are related to restructuring events. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.
h)Contingent gain. We excluded from our non-GAAP results the contingent gain related to a settlement agreement associated with the Ateb acquisition. This contingent gain is unrelated to our ongoing operations, and we do not expect it to occur in the ordinary course of business. We believe that excluding this contingent gain provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.
d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standard Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.
ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
Our adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 share-based compensation expense, as well as certain non-GAAP adjustments.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.
Our 2019 guidance for non-GAAP earnings per share, as well as certain projections to be discussed in the conference call noted above, exclude “certain items,” which include but are not limited to: unusual gains and losses; costs associated with future restructurings; acquisition-related expenses; and certain tax and litigation outcomes. We do not provide a reconciliation of non-GAAP earnings per share guidance to the comparable GAAP measure as these items are inherently uncertain and difficult to estimate, and cannot be predicted without unreasonable effort. We believe such a reconciliation would imply a degree of precision that could be confusing to investors. These items may also have a material impact on GAAP earnings per share in future periods.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenues:
Product revenues	$168,488	$149,709	$472,477	$415,004
Services and other revenues	60,317	54,558	176,258	160,555
Total revenues	228,805	204,267	648,735	575,559
Cost of revenues:
Cost of product revenues	86,695	79,149	250,089	229,642
Cost of services and other revenues	29,963	26,209	85,337	75,770
Total cost of revenues	116,658	105,358	335,426	305,412
Gross profit	112,147	98,909	313,309	270,147
Operating expenses:
Research and development	16,625	15,805	49,551	47,854
Selling, general, and administrative	70,876	65,609	207,588	196,831
Total operating expenses	87,501	81,414	257,139	244,685
Income from operations	24,646	17,495	56,170	25,462
Interest and other income (expense), net	(1,168)	(2,837)	(4,207)	(6,462)
Income before provision for income taxes	23,478	14,658	51,963	19,000
Provision for (benefit from) income taxes	3,495	1,030	12,720	(3,936)
Net income	$19,983	$13,628	$39,243	$22,936
Net income per share:
Basic	$0.48	$0.35	$0.95	$0.59
Diluted	$0.46	$0.33	$0.92	$0.57
Weighted-average shares outstanding:
Basic	41,771	39,432	41,283	39,015
Diluted	43,052	40,860	42,796	40,237

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$137,277	$67,192
Accounts receivable and unbilled receivables, net	203,391	196,238
Inventories	105,813	100,868
Prepaid expenses	18,728	20,700
Other current assets	11,870	12,136
Total current assets	477,079	397,134
Property and equipment, net	54,877	51,500
Long-term investment in sales-type leases, net	21,494	17,082
Operating lease right-of-use assets	59,041	—
Goodwill	334,516	335,887
Intangible assets, net	129,163	143,686
Long-term deferred tax assets	30,607	15,197
Prepaid commissions	45,234	46,143
Other long-term assets	92,259	74,613
Total assets	$1,244,270	$1,081,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,449	$38,038
Accrued compensation	33,499	41,660
Accrued liabilities	58,017	43,047
Deferred revenues, net	88,205	81,835
Total current liabilities	228,170	204,580
Long-term deferred revenues	7,979	10,582
Long-term deferred tax liabilities	60,917	41,484
Long-term operating lease liabilities	52,738	—
Other long-term liabilities	9,798	9,562
Long-term debt, net	77,135	135,417
Total liabilities	436,737	401,625
Total stockholders’ equity	807,533	679,617
Total liabilities and stockholders’ equity	$1,244,270	$1,081,242

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine months ended September 30,
	2019	2018
Operating Activities
Net income	$39,243	$22,936
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,525	37,490
Loss on disposal of property and equipment	436	136
Share-based compensation expense	25,175	20,851
Deferred income taxes	4,023	(8,849)
Amortization of operating lease right-of-use assets	7,917	—
Amortization of debt financing fees	1,718	1,718
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(7,716)	(16,179)
Inventories	(7,015)	(5,288)
Prepaid expenses	(1,341)	774
Other current assets	974	3,120
Investment in sales-type leases	(5,120)	(1,732)
Prepaid commissions	909	991
Other long-term assets	3,944	(6,188)
Accounts payable	10,316	(8,439)
Accrued compensation	(8,161)	5,712
Accrued liabilities	5,262	1,482
Deferred revenues	3,900	9,014
Operating lease liabilities	(7,887)	—
Other long-term liabilities	4,086	(1,035)
Net cash provided by operating activities	110,188	56,514
Investing Activities
Software development for external use	(34,129)	(22,213)
Purchases of property and equipment	(12,632)	(19,259)
Net cash used in investing activities	(46,761)	(41,472)
Financing Activities
Repayment of debt and revolving credit facility	(60,000)	(27,000)
At the market offering, net of offering costs	37,806	—
Proceeds from issuances under stock-based compensation plans	35,029	27,729
Employees’ taxes paid related to restricted stock units	(5,790)	(3,648)
Net cash provided by (used in) financing activities	7,045	(2,919)
Effect of exchange rate changes on cash and cash equivalents	(387)	(373)
Net increase in cash and cash equivalents	70,085	11,750
Cash and cash equivalents at beginning of period	67,192	32,424
Cash and cash equivalents at end of period	$137,277	$44,174

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$228,805	$204,267	$648,735	$575,559
Non-GAAP revenues	$228,805	$204,267	$648,735	$575,559

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$112,147	$98,909	$313,309	$270,147
GAAP gross margin	49.0%	48.4%	48.3%	46.9%
Share-based compensation expense	1,316	1,150	4,194	3,346
Amortization of acquired intangibles	2,037	2,728	6,147	8,275
Non-GAAP gross profit	$115,500	$102,787	$323,650	$281,768
Non-GAAP gross margin	50.5%	50.3%	49.9%	49.0%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$87,501	$81,414	$257,139	$244,685
GAAP operating expenses % to total revenues	38.2%	39.9%	39.6%	42.5%
Share-based compensation expense	(7,189)	(5,935)	(20,981)	(17,505)
Amortization of acquired intangibles	(2,545)	(3,029)	(7,891)	(9,393)
Severance and other expenses	(194)	67	(920)	(3,180)
Non-GAAP operating expenses	$77,573	$72,517	$227,347	$214,607
Non-GAAP operating expenses % to total non-GAAP revenues	33.9%	35.5%	35.0%	37.3%

Reconciliation of GAAP income from operations to non-GAAP income from operations:
GAAP income from operations	$24,646	$17,495	$56,170	$25,462
GAAP operating income % to total revenues	10.8%	8.6%	8.7%	4.4%
Share-based compensation expense	8,505	7,085	25,175	20,851
Amortization of acquired intangibles	4,582	5,757	14,038	17,668
Severance and other expenses	194	(67)	920	3,180
Non-GAAP income from operations	$37,927	$30,270	$96,303	$67,161
Non-GAAP operating income % to total non-GAAP revenues	16.6%	14.8%	14.8%	11.7%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$19,983	$13,628	$39,243	$22,936
Tax benefit for restructuring activity	—	—	—	(4,205)
Tax impact of IP restructuring	—	—	9,624	—
Share-based compensation expense	8,505	7,085	25,175	20,851
Amortization of acquired intangibles	4,582	5,757	14,038	17,668
Severance and other expenses(a)	767	506	2,639	4,899
Contingent gain	—	—	—	(2,456)
Tax effect of the adjustments above(b)	(1,123)	(1,315)	(3,501)	(4,222)
Non-GAAP net income	$32,714	$25,661	$87,218	$55,471

Reconciliation of GAAP net income per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	43,052	40,860	42,796	40,237
Shares - diluted Non-GAAP	43,052	40,860	42,796	40,237

GAAP net income per share - diluted	$0.46	$0.33	$0.92	$0.57
Tax benefit for restructuring activity	—	—	—	(0.10)
Tax impact of IP restructuring	—	—	0.22	—
Share-based compensation expense	0.20	0.17	0.59	0.52
Amortization of acquired intangibles	0.11	0.15	0.33	0.43
Severance and other expenses	0.02	0.01	0.06	0.12
Contingent gain	—	—	—	(0.06)
Tax effect of the adjustments above(b)	(0.03)	(0.03)	(0.08)	(0.10)
Non-GAAP net income per share - diluted	$0.76	$0.63	$2.04	$1.38

Reconciliation of GAAP net income to non-GAAP Adjusted EBITDA(c):
GAAP net income	$19,983	$13,628	$39,243	$22,936
Share-based compensation expense	8,505	7,085	25,175	20,851
Interest (income) and expense, net	572	1,561	1,965	4,948
Depreciation and amortization expense	13,651	12,661	39,525	37,490
Severance and other expenses	767	506	2,639	4,899
Contingent gain	—	—	—	(2,456)
Income tax expense (benefit)	3,495	1,030	12,720	(3,936)
Non-GAAP adjusted EBITDA	$46,973	$36,471	$121,267	$84,732
(a)For the three months ended September 30, 2019, other expenses include $0.4 million and $0.2 million of amortization of debt issuance cost related to prior acquisitions and credit facilities amendments, respectively, and $0.2 million of tax restructuring costs. For the nine months ended September 30, 2019, other expenses include $1.2 million and $0.5 million of amortization of debt issuance cost related to prior acquisitions and credit facilities amendments, respectively, and $0.9 million of tax restructuring costs. For the three months ended September 30, 2018, other expenses include $0.4 million and $0.2 million of amortization of debt issuance cost related to prior acquisitions and credit facilities amendments, respectively. For the nine months ended September 30, 2018, other expenses include $1.2 million and $0.5 million of amortization of debt issuance cost related to prior acquisitions and credit facilities amendments, respectively, and $0.6 million of tax restructuring costs.
(b)Tax effects calculated for all adjustments except tax benefits and expenses, and share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2019 and 2018.
(c)Defined as earnings before interest income and expense, taxes, depreciation and amortization, share-based compensation, as well as excluding certain non-GAAP adjustments.